Exhibit 99.1

Ribbon Communications Inc. Reports
Second Quarter 2022 Financial Results

Revenue grew 19% sequentially to $206 million for the second quarter of 2022

Profitability improves as gross margin increases 600bps to 51%

July 27, 2022

Conference Call Details

Conference call to discuss the Company’s financial results for the second quarter ended June 30, 2022 on July 27, 2022, via the investor section of its website at investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date: July 27, 2022
Time: 4:30 p.m. (ET)
Dial-in number (USA): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until August 11, 2022 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13731397.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the second quarter of 2022.

Revenue for the second quarter of 2022 was $206 million, compared to $211 million for the second quarter of 2021 and $173 million for the first quarter of 2022. GAAP gross margin for the second quarter of 2022 was 51%, compared to 56% for the second quarter of 2021 and 45% for the first quarter of 2022. Adjusted gross margin for the second quarter of 2022 was 55%.

“Our results for the second quarter reflect the strong foundation provided by our Cloud & Edge business and the presence we have with major carriers around the world” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “As we enter the second half of 2022, we expect to see the benefits of the significant investment we are making in new product development as several new products arrive on the market. Our pipeline of opportunities continued to grow in the second quarter and provide the roadmap to further growth in 2023.”

Financial Highlights1

In millions, except per share amounts	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP Revenue	$206	$211	$379	$404
GAAP Net income (loss)	$(30)	$23	$(100)	$(21)
Non-GAAP Net income (loss)	$10	$27	$(2)	$32
Non-GAAP Adjusted EBITDA	$21	$43	$12	$63
GAAP diluted earnings (loss) per share	$(0.20)	$0.15	$(0.67)	$(0.15)
Non-GAAP diluted earnings (loss) per share	$0.06	$0.17	$(0.01)	$0.21
Weighted average shares outstanding basic	150	147	150	147
Weighted average shares outstanding diluted	154	154	154	155

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Cash, cash equivalents and restricted cash totaled $38 million at June 30, 2022. A total of $25 million in voluntary debt payments were made in the first half of 2022. The GAAP net loss of $30 million in the second quarter of 2022 includes a $12 million non-cash loss associated with the quarterly mark-to-market of our investment in AVCT from the sale of our Kandy Communications business (the “Kandy Sale”).

“We were pleased with the financial metrics for the quarter, led by Adjusted EBITDA and Earnings per share at the upper ends of our guidance targets. Operating expenses trended lower for the second straight quarter. Additionally, we continued to strategically pay down debt, making an additional voluntary term loan payment of $10 million, improving our capital structure while also investing for future growth” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

1

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the third quarter of 2022, the Company projects revenue of $210 million to $225 million, non-GAAP gross margin of 55% to 56%, non-GAAP diluted earnings per share of $0.05 to $0.08, and Adjusted EBITDA of $26 million to $34 million.

The Company has also adjusted full year targets based on results year to date, the outlook for the second half, as well as continued elevated supply chain costs and inflationary effects. For the full year 2022, the Company now expects revenue of $840 million to $870 million, non-GAAP gross margin of 54.0% to 54.5%, non-GAAP diluted earnings per share of $0.18 to $0.22, and Adjusted EBITDA of $90 million to $100 million.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Investor Conference Schedule

•	August 30-31, 2022 – Jefferies Semiconductor, IT Hardware & Communications Infrastructure Summit (one-on-one institutional investor meetings).
•	November 15, 2022 – Needham Virtual Security, Networking & Communications Conference (virtual presentation and one-on-one institutional investor meetings).

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the third quarter and full year 2022 and beyond; customer engagement and momentum; plans and objectives for future operations; plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to supply chain disruptions. Including as a result of component availability; the effects of geopolitical instabilities and disputes, including between Russia and Ukraine and the impact of sanctions imposed as a result thereof; risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases; risks that the Company will not realize the anticipated benefits from the acquisition of ECI Telecom Group Ltd.; risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring; the impact of restructuring and cost-containment activities; declines in the value of the Company’s ongoing investment in AVCT, the purchaser of the Company’s Kandy Communications business; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; litigation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

2

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology; Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

3

Impairment of Goodwill

The Company performs its annual testing for impairment of goodwill in the fourth quarter each year. For the purpose of testing goodwill for impairment, all goodwill has been assigned to one of the Company’s two operating segments. The Company performs a fair value analysis using both an income and market approach, which encompasses a discounted cash flow analysis and a guideline public company analysis using selected multiples. Based on the results of its recently completed impairment test, the Company determined that the carrying value of its IP Optical Networks segment exceeded its fair value, and accordingly, recorded a non-cash impairment charge of $116 million in the fourth quarter of 2021. There was no impairment of the Company’s Cloud and Edge segment. The Company believes that such non-cash costs are not part of its core business or ongoing operations. Accordingly, the Company believes that excluding the goodwill impairment charge facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Interest Income on Debentures

The Company recorded paid-in-kind interest income on the AVCT Series A-1 convertible debentures (the “Debentures”) it received as consideration in connection with the Kandy Sale through September 8, 2021, when the Debentures were converted to shares of AVCT common stock (the “Debenture Shares”), which increased their fair value. The Company excludes this interest income because it believes that such a gain is not part of its core business or ongoing operations.

Gain on Sale of Business

On May 12, 2021, the Company sold its QualiTech business, which it had acquired as part of the ECI Acquisition, to Hermon Laboratories, Ltd. As consideration, the Company received $2.9 million of cash and recorded a gain on the sale of $2.8 million. The Company excludes this gain because it believes that such gain is not part of its core business or ongoing operations.

Decrease in Fair Value of Investments

The Company calculates the fair values of the Debentures and the warrants to purchase shares of AVCT common stock (the “Warrants”) it received as consideration in connection with the Kandy Sale (prior to September 8, 2021) and the Debenture Shares and Warrants (effective September 8, 2021) at each quarter-end and records any adjustments to their fair values in Other (expense) income, net. The Company excludes these and any subsequent gains and losses from the change in fair value of this investment because it believes that such gains or losses are not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax benefit (provision) is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax benefit (provision) assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

4

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from (Income) loss from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; impairment of goodwill; acquisition-, disposal- and integration-related; and restructuring and related. In general, the Company excludes the expenses that it considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

5

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Revenue:
Product	$112,667	$81,990	$113,129
Service	93,129	91,208	98,081
Total revenue	205,796	173,198	211,210

Cost of revenue:
Product	58,151	51,209	46,641
Service	35,207	35,667	36,142
Amortization of acquired technology	7,888	8,267	9,700
Total cost of revenue	101,246	95,143	92,483

Gross profit	104,550	78,055	118,727

Gross margin	50.8%	45.1%	56.2%

Operating expenses:
Research and development	51,103	52,690	46,797
Sales and marketing	35,843	37,619	34,881
General and administrative	12,901	12,862	12,734
Amortization of acquired intangible assets	7,513	7,275	7,481
Acquisition-, disposal- and integration-related	1,535	1,849	1,052
Restructuring and related	2,894	4,814	2,830
Total operating expenses	111,789	117,109	105,775

(Loss) income from operations	(7,239)	(39,054)	12,952
Interest expense, net	(4,602)	(4,001)	(3,048)
Other (expense) income, net	(10,228)	(28,800)	17,180

(Loss) income before income taxes	(22,069)	(71,855)	27,084
Income tax (provision) benefit	(8,111)	1,880	(3,843)

Net (loss) income	$(30,180)	$(69,975)	$23,241

(Loss) earnings per share:
Basic	$(0.20)	$(0.47)	$0.16
Diluted	$(0.20)	$(0.47)	$0.15

Weighted average shares used to compute (loss) earnings per share:
Basic	150,190	149,167	147,467
Diluted	150,190	149,167	154,160

6

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2022	2021
Revenue:
Product	$194,657	$211,018
Service	184,337	192,964
Total revenue	378,994	403,982

Cost of revenue:
Product	109,360	91,086
Service	70,874	73,922
Amortization of acquired technology	16,155	19,761
Total cost of revenue	196,389	184,769

Gross profit	182,605	219,213

Gross margin	48.2%	54.3%

Operating expenses:
Research and development	103,793	94,207
Sales and marketing	73,462	72,099
General and administrative	25,763	28,287
Amortization of acquired intangible assets	14,788	13,243
Acquisition-, disposal- and integration-related	3,384	2,249
Restructuring and related	7,708	8,780
Total operating expenses	228,898	218,865

(Loss) income from operations	(46,293)	348
Interest expense, net	(8,603)	(8,867)
Other expense, net	(39,028)	(8,268)

Loss before income taxes	(93,924)	(16,787)
Income tax provision	(6,231)	(4,659)

Net loss	$(100,155)	$(21,446)

Loss per share
Basic	$(0.67)	$(0.15)
Diluted	$(0.67)	$(0.15)

Weighted average shares used to compute loss per share:
Basic	149,681	146,706
Diluted	149,681	146,706

7

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$36,227	$103,915
Restricted cash	2,037	2,570
Accounts receivable, net	258,116	282,917
Inventory	64,648	54,043
Other current assets	54,395	37,545
Total current assets	415,423	480,990

Property and equipment, net	48,504	47,685
Intangible assets, net	319,787	350,730
Goodwill	300,892	300,892
Investments	4,520	43,931
Deferred income taxes	56,961	47,287
Operating lease right-of-use assets	46,951	53,147
Other assets	37,636	23,075
	$1,230,674	$1,347,737

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$20,058
Accounts payable	102,518	97,121
Accrued expenses and other	99,951	100,752
Operating lease liabilities	16,078	17,403
Deferred revenue	106,463	109,119
Total current liabilities	345,068	344,453

Long-term debt, net of current	315,264	350,217
Operating lease liabilities, net of current	48,052	55,196
Deferred revenue, net of current	19,584	20,619
Deferred income taxes	8,117	8,116
Other long-term liabilities	43,245	41,970
Total liabilities	779,330	820,571

Commitments and contingencies

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	1,881,942	1,875,234
Accumulated deficit	(1,455,816)	(1,355,661)
Accumulated other comprehensive income	25,203	7,578
Total stockholders' equity	451,344	527,166
	$1,230,674	$1,347,737

8

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(100,155)	$(21,446)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	7,773	8,475
Amortization of intangible assets	30,943	33,004
Amortization of debt issuance costs	1,078	3,684
Stock-based compensation	8,654	9,850
Deferred income taxes	(9,900)	918
Gain on sale of business	-	(2,772)
Decrease in fair value of investments	39,411	9,171
Foreign currency exchange losses	(1,048)	2,013
Changes in operating assets and liabilities:
Accounts receivable	24,017	17,360
Inventory	(17,043)	(1,527)
Other operating assets	(319)	9,874
Accounts payable	4,090	(3,508)
Accrued expenses and other long-term liabilities	(8,196)	(57,739)
Deferred revenue	(3,692)	673
Net cash (used in) provided by operating activities	(24,387)	8,030

Cash flows from investing activities:
Purchases of property and equipment	(6,515)	(10,570)
Proceeds from sale of business	-	2,944
Net cash used in investing activities	(6,515)	(7,626)

Cash flows from financing activities:
Borrowings under revolving line of credit	20,000	-
Principal payments on revolving line of credit	(20,000)	-
Proceeds from issuance of term debt	-	74,625
Principal payments of term debt	(35,029)	(82,147)
Principal payments of finance leases	(341)	(507)
Payment of debt issuance costs	(1,046)	(789)
Proceeds from the exercise of stock options	-	24
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,946)	(12,064)
Net cash used in by financing activities	(38,362)	(20,858)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,043	(442)

Net decrease in cash, cash equivalents and restricted cash	(68,221)	(20,896)
Cash, cash equivalents and restricted cash, beginning of year	106,485	135,697
Cash, cash equivalents and restricted cash, end of period	$38,264	$114,801

9

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Stock-based compensation
Cost of revenue - product	$107	$99	$93	$206	$120
Cost of revenue - service	494	481	469	975	704
Cost of revenue	601	580	562	1,181	824

Research and development	1,240	1,206	1,160	2,446	1,787
Sales and marketing	1,480	1,371	1,752	2,851	3,626
General and administrative	1,078	1,098	1,316	2,176	3,613
Operating expense	3,798	3,675	4,228	7,473	9,026

Total stock-based compensation	$4,399	$4,255	$4,790	$8,654	$9,850

10

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2022	2022	2021
GAAP Gross margin	50.8%	45.1%	56.2%
Stock-based compensation	0.3%	0.3%	0.3%
Amortization of acquired technology	3.8%	4.8%	4.6%
Non-GAAP Gross margin	54.9%	50.2%	61.1%

GAAP Net (loss) income	$(30,180)	$(69,975)	$23,241
Stock-based compensation	4,399	4,255	4,790
Amortization of acquired intangible assets	15,401	15,542	17,181
Acquisition-, disposal- and integration-related	1,535	1,849	1,052
Restructuring and related	2,894	4,814	2,830
Gain on sale of business	-	-	(2,772)
Interest income on debentures	-	-	(1,196)
Decrease in fair value of investments	12,384	27,027	(12,074)
Tax effect of non-GAAP adjustments	3,425	4,531	(6,205)
Non-GAAP Net (loss) income	$9,858	$(11,957)	$26,847

GAAP Diluted (loss) income per share	$(0.20)	$(0.47)	$0.15
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.10	0.11	0.11
Acquisition-, disposal- and integration-related	0.01	0.01	0.01
Restructuring and related	0.02	0.03	0.02
Gain on sale of business	-	-	(0.02)
Interest income on debentures	-	-	(0.01)
Decrease in fair value of investments	0.08	0.18	(0.08)
Tax effect of non-GAAP adjustments	0.02	0.03	(0.04)
Non-GAAP Diluted (loss) earnings per share	$0.06	$(0.08)	$0.17

Weighted average shares used to compute diluted (loss) earnings per share
Shares used to compute GAAP diluted loss per share	150,190	149,167	154,160
Shares used to compute Non-GAAP diluted (loss) earnings per share	154,035	149,167	154,160

GAAP Income (loss) from operations	$(7,239)	$(39,054)	$12,952
Depreciation	3,888	3,885	4,249
Amortization of acquired intangible assets	15,401	15,542	17,181
Stock-based compensation	4,399	4,255	4,790
Acquisition-, disposal- and integration-related	1,535	1,849	1,052
Restructuring and related	2,894	4,814	2,830
Non-GAAP Adjusted EBITDA	$20,878	$(8,709)	$43,054

11

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2022	2021
GAAP Gross Margin	48.2%	54.3%
Stock-based compensation	0.3%	0.2%
Amortization of acquired technology	4.3%	4.9%
Non-GAAP Gross Margin	52.8%	59.4%

GAAP Net loss	$(100,155)	$(21,446)
Stock-based compensation	8,654	9,850
Amortization of acquired intangible assets	30,943	33,004
Acquisition-, disposal- and integration-related	3,384	2,249
Restructuring and related	7,708	8,780
Gain on sale of business	-	(2,772)
Interest income on debentures	-	(2,655)
Decrease in fair value of investments	39,411	11,826
Tax effect of non-GAAP adjustments	7,956	(7,085)
Non-GAAP Net (loss) income	$(2,099)	$31,751

GAAP Diluted loss per share	$(0.67)	$(0.15)
Stock-based compensation	0.06	0.06
Amortization of acquired intangible assets	0.21	0.22
Acquisition-, disposal- and integration-related	0.02	0.01
Restructuring and related	0.05	0.07
Gain on sale of business	-	(0.02)
Interest income on debentures	-	(0.02)
Decrease in fair value of investments	0.26	0.09
Tax effect of non-GAAP adjustments	0.06	(0.05)
Non-GAAP Diluted (loss) earnings per share	$(0.01)	$0.21

Weighted average shares used to compute diluted (loss) earnings per share
Shares used to compute GAAP diluted loss per share	149,681	146,706
Shares used to compute Non-GAAP diluted (loss) earnings per share	149,681	154,651

GAAP Income (loss) from operations	$(46,293)	$348
Depreciation	7,773	8,475
Amortization of acquired intangible assets	30,943	33,004
Stock-based compensation	8,654	9,850
Acquisition-, disposal- and integration-related	3,384	2,249
Restructuring and related	7,708	8,780
Non-GAAP Adjusted EBITDA	$12,169	$62,706

12

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	September 30, 2022		December 31, 2022
	Range		Range
Revenue ($ millions)	$210	$225	$840	$870

Gross margin:
GAAP outlook	51.0%	52.3%	50.1%	50.7%
Stock-based compensation	0.4%	0.3%	0.3%	0.3%
Amortization of acquired technology	3.6%	3.4%	3.6%	3.5%
Non-GAAP outlook	55.0%	56.0%	54.0%	54.5%

Earnings (loss) per share:
GAAP outlook	$(0.09)	$(0.04)	$(0.73)	$(0.66)
Stock-based compensation	0.04	0.04	0.13	0.13
Amortization of acquired intangible assets	0.10	0.10	0.39	0.39
Acquisition-, disposal- and integration-related	0.01	0.01	0.03	0.03
Restructuring and related	0.01	0.01	0.11	0.11
Decrease in fair value of investments	-	-	0.25	0.25
Tax effect of non-GAAP adjustments	(0.02)	(0.04)	-	(0.03)
Non-GAAP outlook	$0.05	$0.08	$0.18	$0.22

Weighted average shares used to compute GAAP diluted loss per share (in thousands)	150,000	150,000	150,000	150,000
Weighted average shares used to compute Non-GAAP diluted earnings per share (in thousands)	156,000	156,000	156,000	156,000

Adjusted EBITDA ($ millions):
GAAP income from operations	$(1.6)	$6.4	$(28.1)	$(18.1)
Depreciation	4.1	4.1	16.2	16.2
Amortization of acquired intangible assets	15.2	15.2	60.4	60.4
Stock-based compensation	5.5	5.5	19.7	19.7
Acquisition-, disposal- and integration-related	0.8	0.8	4.4	4.4
Restructuring and related	2.0	2.0	17.4	17.4
Non-GAAP outlook	$26.0	$34.0	$90.0	$100.0

13